Exhibit 10.2

AMENDING AGREEMENT NO. 4

THIS AGREEMENT dated as of August 11, 2006,

B E T W E E N:

DELPHAX TECHNOLOGIES CANADA LIMITED

a corporation existing under

the laws of Ontario

- and -

ABN AMRO BANK N.V., CANADA BRANCH,

the Canadian Branch of a Netherlands Bank

WHEREAS Delphax Technologies Canada Limited (the “Borrower”) and ABN AMRO Bank N.V., Canada Branch (“Lender”) entered into a credit agreement dated as of February 4, 2004 (the “Original Credit Agreement”);

AND WHEREAS the Borrower and Lender entered into Amendment No. 1 to (a) loan and security agreement dated February 4, 2004 between Delphax Technologies Inc. and LaSalle Business Credit, LLC, and (b) the Original Credit Agreement, dated as of February 24, 2004 (“Amendment No. 1”);

AND WHEREAS the Borrower and Lender entered into Amendment No. 2 to the Original Credit Agreement dated as of February 1, 2005 (“Amendment No. 2”);

AND WHEREAS the Borrower and Lender entered into Amendment No. 3 to the Original Credit Agreement dated as of March 31, 2006 (“Amendment No. 3”);

AND WHEREAS the parties hereto wish to amend the terms of the Original Credit Agreement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 on the terms and subject to the conditions set out in this Agreement;

NOW THEREFORE, in consideration of the premises and the agreements herein set out and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. INTERPRETATION

1.1 Definitions. In this Agreement, the Original Credit Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 and as it may have been further amended, restated, supplemented or otherwise modified from time to time is hereinafter referred to as the “Credit Agreement”.

1.2 Headings. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

1.3 References. Unless otherwise specified, all references to sections and subsections in this Agreement are to sections and subsections of the Credit Agreement. Defined terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

1.4 Governing Law. This Agreement is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

1.5 One Agreement. This Agreement further amends and supplements the Credit Agreement. This Agreement and the Credit Agreement shall be read together and constitute one agreement with the same effect as if the amendments made by this Agreement had been contained in the Credit Agreement as of the effective date of this Agreement. All references in agreements between Borrower and Lender or executed by Borrower for Lender’s benefit that refer to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

1.6 Effective Date. This Agreement including, without limitation, the amendments to the Credit Agreement set out in Section 2 of this Agreement, become effective from and including the date referenced on the first page hereof.

1.7 Conflict. If there is a conflict between any provision of this Agreement and any provision of the Credit Agreement, the relevant provision of this Agreement shall prevail.

2. AMENDMENTS

2.1 Cashflow.

Subsection 11(o) of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of subsection 11(o)(ii), (b) replacing the period at the end of subsection 11(o)(iii) with “; and” and (c) inserting the following paragraph as a new subsection 11(o)(iv):

“(iv) Cashflow. Maintain Cash Flow (as such term is defined in the U.S. Loan and Security Agreement) at or above the level set out in Section 14(e) thereof.”

3. CONDITIONS PRECEDENT

The amendments contained in this Agreement shall become effective upon delivery by the Borrower to the Lender of, and compliance by the Borrower with, the following:

(a)	this Agreement, duly executed by the Borrower and the Lender; and

(b)	the Borrower shall have paid to the Lender a non-refundable amendment fee in the amount of U.S. $8,800.

4. CONFIRMATIONS

4.1 Further Assurances. Borrower covenants and agrees, at its expense and upon the request of Lender, to do all such further acts and to execute and deliver all such further documents, agreements and instruments in favour of Lender as may, in the opinion of Lender, be necessary or desirable in order to fully perform or carry out the purpose and intent of the above undertakings.

4.2 Default. A default by Borrower under any provision of Section 5 of this Agreement shall constitute an Event of Default under the Credit Agreement.

5. REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:

(a) Power and Capacity. It has full power and capacity to enter into, deliver and perform its obligations under this Agreement and the Credit Agreement as amended by this Agreement.

(b) Due Authorization and No Conflict. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated by this Agreement and the Credit Agreement as amended by this Agreement:

(i)	have been duly authorized by all necessary corporate action;

(ii)	do not and will not conflict with, result in any breach or violation of, or constitute a default under, the constating documents or by-laws of or any law, regulation, order, judgment, arrangement, writ, injunction, decree, determination or award presently in effect and applicable to it or any commitment, agreement or any other instrument to which it is now a party or is otherwise bound;

(iii)	do not result in or require the creation of any security interest upon or with respect to any of its properties or assets; and

(iv)	except as advised in writing to Lender concurrently herewith, do not require the consent or approval of, or registration or filing with, any other party (including shareholders of Borrower) or any governmental body, agency or authority.

(c) Valid and Enforceable Obligations. Each of this Agreement and the Credit Agreement as amended by this Agreement is a legal, valid and binding obligation enforceable against it in accordance with its terms subject to applicable bankruptcy, reorganization, winding-up, insolvency, moratorium or other laws of general application affecting creditors’ rights generally and general principles of equity.

(d) No Default. That on and as of the date hereof and after giving effect to this Agreement there will exist no Default or Event of Default under the Credit Agreement on such date which has not been waived by the Lender.

6. Defaults and Waivers.

(a) Under subsection 11(o)(i) of the Credit Agreement, the Borrower agreed not to permit the Tangible Net Worth as of May 31, 2006, to be less than U.S. $15,464,000. The Borrower has advised the Lender that that as of May 31, 2006, the Tangible Net Worth was less than U.S. $15,464,000.

(b) Upon the date on which this Agreement becomes effective, the Lender hereby waives the Borrower’s Defaults and Events of Default described in the preceding Section 6(a) (the “Existing Default”). The waiver of the Existing Default set forth above is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the Lender of any other term, condition, representation or covenant applicable to the Borrower under the Credit Agreement (including but not limited to any future occurrence similar to the Existing Default) or any of the other agreements, documents or instruments executed and delivered in connection therewith, or of the covenants described therein. The waiver set forth herein shall not constitute a waiver by the Lender of any other Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrower may rely in the future, and the Borrower hereby expressly waives any claim to such effect.

7. GENERAL

7.1 Lender’s Expenses. Borrower agrees to pay on demand all of Lender’s out-of-pocket costs and expenses (including without limitation legal fees and expenses) arising in connection with this Agreement.

7.2 Benefit of Agreement. This Agreement enures to the benefit of and binds the parties and their respective successors and permitted assigns.

7.3 Further Assurances. Each party shall from time to time promptly execute and deliver all further documents and take all further action necessary to give effect to the provisions and intent of this Agreement.

7.4 No Novation. This Agreement will not discharge or constitute novation of any debt, obligation, covenant or agreement contained in the Credit Agreement or any of the Other Agreements (as defined in the Credit Agreement) but same shall remain in full force and effect save to the extent same are amended by the provisions of this Agreement.

7.5 Ratification of Credit Agreement. Except as expressly amended hereby the Credit Agreement is hereby ratified and confirmed by the parties hereto and remains in full force and effect in accordance with the terms thereof.

7.6 Execution in Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement.

DELPHAX TECHNOLOGIES CANADA LIMITED		ABN AMRO BANK N.V., CANADA BRANCH

By:	/s/ Gregory S. Furness	By:	/s/ Aaron Turner
Name:	Gregory S. Furness	Name:	Aaron Turner
Title:	Chief Financial Officer	Title:	First Vice President

By:		By:	/s/ L. Geoffrey Morphy
Name:		Name:	L. Geoffrey Morphy
Title:		Title:	First Vice President

I/we have authority to bind the Corporation.		I/we have authority to bind the Bank.

TO: ABN AMRO BANK N.V., CANADA BRANCH

The undersigned: (a) acknowledges receipt of a copy of the aforesaid Credit Agreement, and of the further amendments contained in the foregoing Amending Agreement; (b) acknowledges and confirms that it is bound by the provisions of the Credit Agreement, as amended by the foregoing Amending Agreement, as a guarantor; (c) confirms any representation or warranty in any way related to it therein and confirms the continuing nature thereof; (d) covenants and agrees to abide by all covenants and agreements of the Borrower to cause any action or thing to be done by it or otherwise relating to it; (e) confirms that the guarantee delivered to you by it (the “Guarantee”) pursuant to the Credit Agreement, as amended by the foregoing Amending Agreement, guarantees, in accordance with its terms, inter alia payment of all obligations, liabilities and indebtedness of Delphax Technologies Canada Limited to you under or in respect of the Credit Agreement, as amended by the terms of the foregoing Amending Agreement; (f) reaffirms its obligations to you pursuant to the terms of the Guarantee; and (g) acknowledges that you may amend, restate, extend, renew or otherwise modify the Credit Agreement with the Borrower and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations to the Borrower, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guarantee.

DATED as of August 11, 2006

DELPHAX TECHNOLOGIES INC.

By:	/s/ Gregory S. Furness
Name:	Gregory S. Furness
Title:	Chief Financial Officer

I have the authority to bind the Corporation